TERMS SUPPLEMENT NO. 110 dated June 5, 2009
To Prospectus Supplement and Prospectus dated February 5, 2007 and
Product Supplement No. 1 dated April 12, 2007
Relating to the Eksportfinans ASA U.S. Medium-Term Note Program

Filed pursuant to Rule 433 Registration Statement No. 333-140456

Natixis Securities North America Inc
Bundled Reverse Convertible Notes

Issuer:	Eksportfinans ASA

Issuer Rating:	Aa1 (negative outlook) (Moody’s)/AA+ (CreditWatch with negative implications) (Standard & Poor’s)/AA (Fitch)†

Specified Currency:	U.S. dollars

Agent:	Natixis Securities North America Inc. 9 West 57th St. New York, NY 10019

Agent Acting in the Capacity as:	Principal

Coupon Payment Frequency:	Monthly

Offering:

This terms supplement relates to one offering of notes linked to an equally weighted basket consisting of four common stocks (each, a Basket Stock and, collectively, the Basket Stocks). The ticker symbol, stock weighting, and Initial Reference Level for each Basket Stock are set forth below.

For purposes of this terms supplement no. 110, Reference Share, as used in the accompanying product supplement no. 1 dated April 12, 2007 (the product supplement no. 1), refers to each Basket Stock individually.

Issue Price:	100.00%

Basket Stock (Ticker)	Stock Weighting	Initial Reference Level	Knock-In Level	Knock-In Price	Share Redemption Amount
Caterpillar Inc. (CAT)	25.00%	[•]	65.00%	[•]	[•]
Freeport-McMoRan Copper & Gold, Inc. (FCX)	25.00%	[•]	65.00%	[•]	[•]
General Electric Company (GE)	25.00%	[•]	65.00%	[•]	[•]
Wells Fargo & Company (WFC)	25.00%	[•]	65.00%	[•]	[•]

† A credit rating reflects the creditworthiness of the Issuer in the view of the rating agency and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating. The creditworthiness of the Issuer does not affect or enhance the likely performance of the investment other than the ability of the Issuer to meet its obligations.

	Price to Public	Fees and Commissions	Proceeds to Us
Per note:	$1,000.00	$	$
Total:	$	$	$

Blended Annualized Coupon:	17.00%

CUSIP:	282645QC7

ISIN:	US282645QC78

Trade Date:	June 11, 2009

Original Issue Date:	June 16, 2009

Determination Date:	September 11, 2009

Maturity Date:	September 16, 2009

Interest Payment Dates:	Interest is paid monthly in arrears in three equal payments on each of the following dates: July 16, 2009; August 14, 2009 and September 16, 2009.

Initial Reference Level:	The reference level of the applicable Basket Stock, as determined by the calculation agent, on the Trade Date.

Final Reference Level:	The closing price of the applicable Basket Stock quoted by the Relevant Exchange, as determined by the calculation agent, on the Determination Date.

Redemption Amount:	The Redemption Amount payable on the Maturity Date in respect of each $1,000.00 face amount will be:

• If the closing prices of none of the Basket Stocks quoted by their Relevant Exchanges have been below their respective Knock-In Prices on any Trading Day during the period from the Trade Date up to and including the Determination Date (a Knock-In Level Trigger), as determined by the calculation agent in its sole discretion, a cash payment of $1,000.00 (i.e. 100.00% of the face amount), or

• If a Knock-In Level Trigger has occurred for any of the four Basket Stocks and the Final Reference Level for such Basket Stock on the Determination Date is less than the Initial Reference Level of such Basket Stock (each such Basket Stock an Affected Basket Stock), then, at maturity, instead of the $1,000 face amount (in aggregate), you will receive a number of shares of each Affected Basket Stock equal to its Share Redemption Amount or, at our election, the cash value thereof, in addition to any accrued and unpaid interest. If we elect to deliver shares of an Affected Basket Stock, any fractional shares will be paid in cash.

Share Redemption Amount:

The Share Redemption Amount payable on the Maturity Date, if applicable, will be the number of physical shares per Affected Basket Stock. This amount per Affected Basket Stock is equal to the $1,000.00 face amount of the note, multiplied by the Stock Weighting of such Affected Basket Stock, divided by the Initial Reference Level of such Affected Basket Stock. You will receive cash in lieu of fractional shares in an amount equal to the fractional share amount multiplied by the Final Reference Level of the applicable Affected Basket Stock.

Trading Day:

For purposes of the notes offered in this terms supplement, a Trading Day is any day on which the Relevant Exchange is (or, in the absence of a Market Disruption Event, would have been) open for trading, without regard to the scheduled closing time.

Denomination/Principal:	Minimum denominations of $1,000.00 and integral multiples thereof.

Trustee:	The Bank of New York Mellon (formerly known as The Bank of New York).

Calculation Agent:	Natixis Derivatives Inc. 9 West 57th St., 35th Floor Attn: General Counsel Telephone No.: +1 212 891 6137 Facsimile No.: +1 212 891 1922

     You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase any of the notes prior to their issuance. In the event of any changes to the terms of any of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this terms supplement or the accompanying prospectus supplements and prospectus. Any representation to the contrary is a criminal offense.

     The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

     Eksportfinans ASA has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offerings to which this terms supplement relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to these offerings that Eksportfinans ASA has filed with the SEC for more complete information about Eksportfinans ASA and these offerings. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Eksportfinans ASA, any agent or any dealer participating in these offerings will arrange to send you the prospectus, each prospectus supplement, product supplement no. 1 and this terms supplement if you so request by calling toll-free 866-369-6147.

Additional Terms Specific to the Notes

     You should read this terms supplement together with the prospectus dated February 5, 2007, as supplemented by the prospectus supplement dated February 5, 2007 relating to our medium-term notes of which these notes are a part, and the more detailed information contained in product supplement no. 1. This terms supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. In particular, the notes described in this terms supplement are linked to a basket of common stocks rather than to a single Reference Share, as contemplated in the product supplement no. 1. For purposes of this terms supplement, therefore, “Reference Share”, as used in the product supplement, refers to each Basket Stock individually, as described more fully in this terms supplement.

     You should carefully consider, among other things, the matters set forth in “Risk factors” in the accompanying product supplement no. 1 and the accompanying prospectus supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

     You may access these documents on the SEC Web site at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Web site):

http://www.sec.gov/Archives/edgar/data/700978/000115697307000604/u52418e424b2.htm

     Our Central Index Key, or CIK, on the SEC Web site is 700978. As used in this terms supplement, the “Company,” “we,” “us,” or “our” refers to Eksportfinans ASA.

Selected Risk Considerations

     An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in the Basket Stocks. These risks are explained in more detail in the “Risk factors” section, beginning on page PS-9 of the accompanying product supplement no. 1 and beginning on page S-4 of the accompanying prospectus supplement.

Additional Information

     Unless otherwise stated, all information contained herein on the Basket Stocks and on the issuers of the Basket Stocks (each a Reference Issuer) is derived from publicly available sources and is provided for informational purposes only.

     Each of the Basket Stocks is registered under the Exchange Act. Companies with securities registered under the Exchange Act are required periodically to file certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, NE, Washington, DC 20549 and copies of such material can be obtained from the Public Reference Section of the SEC, 100 F Street, NE, Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is www.sec.gov.

     In addition, information regarding the Reference Issuers may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of these reports.

     This terms supplement relates only to the notes offered hereby and does not relate to the Basket Stocks. We have derived all disclosures contained in this terms supplement regarding the Reference Issuers from the publicly available documents described in the preceding paragraphs. Neither we nor the agent nor its affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to any of the Reference Issuers in connection with the offering of the notes. Neither we nor the agent nor its affiliates make any representation that such publicly available documents or any other publicly available information regarding any of the Reference Issuers are accurate or complete. Furthermore, we cannot give any assurance that all the events occurring prior to the date of this terms supplement (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of any of the Basket Stocks (and therefore the Initial Reference Level and the Knock-In Level and Redemption Amount) have been publicly disclosed.

Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning any of the Reference Issuers could affect the value you will receive on the Maturity Date with respect to the notes and therefore the market value of the notes. Neither we nor any of our affiliates have any obligation to disclose any information about the Reference Issuers after the date of this terms supplement.

     Neither we nor any of our affiliates makes any representation to you as to the performance of the Basket Stocks. As a prospective purchaser of notes, you should undertake such independent investigation of the Reference Issuers as in your judgment is appropriate to make an informed decision with respect to an investment in the Basket Stocks.

     Any historical upward or downward trend in the price of any of the Basket Stocks during any period shown in this terms supplement is not an indication that the price of those Basket Stocks is more or less likely to increase or decrease at any time during the term of the notes. You should not take the historical performance levels as an indication of future performance of any of the Basket Stocks. We cannot assure you that the future performance of any of the Basket Stocks will result in your receiving the face amount of your notes on the Maturity Date. The actual performance of any of the Basket Stocks over the life of the notes may bear little relation to the historical levels shown in this terms supplement.

Hypothetical Returns on the Notes

     The tables of hypothetical returns contained in this terms supplement set out the total return to the Maturity Date of a note, based on the assumptions outlined in the introduction to each respective table of hypothetical returns and several variables, which include (a) whether the Knock-In Level Trigger has occurred and (b) several hypothetical closing prices for the Basket Stocks on the Determination Date or at any time during the life of the notes. These figures are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate the effect that various hypothetical Final Reference Levels could have on the Redemption Amount, assuming all other variables remain constant.

     The information in the tables of hypothetical returns reflects hypothetical rates of return on the notes assuming they are purchased on the Original Issue Date and held to the Maturity Date. If you sell your notes prior to the Maturity Date, your return will depend upon the market value of your notes at the time of sale, which may be affected by a number of factors that are not reflected in the table below. For a discussion of some of these factors, see “Risk factors” beginning on page PS-9 of the accompanying product supplement no. 1 and beginning on page S-4 of the accompanying prospectus supplement.

     The tables of hypothetical returns assume no Market Disruption Event, Adjustment Event or Settlement Disruption Event occurs. Also, the hypothetical rates of return shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to the notes, tax liabilities could affect the after-tax rate of return on your notes to a comparatively greater extent than the after-tax return on the Basket Stocks.

     The market price of each of the Basket Stocks has been volatile in the past, and their performance cannot be predicted for any future period. The actual performance of the Basket Stocks over the life of the notes, as well as the Redemption Amount payable, may bear little relation to the hypothetical return examples set forth in the tables of hypothetical returns or to the historical price of the Basket Stocks set forth in this terms supplement.

Supplemental Information Regarding Taxation in the United States

     The amount of the stated interest rate on each of the notes that constitutes interest on the Deposit (as defined in the accompanying product supplement no. 1) is set forth in the table below.

     Deposit Interest for the notes equals 0.64% . The Put Premium is the Interest Rate minus the Deposit Interest.

     In addition to potential alternative treatments under current tax law, it is also possible that the tax law may be changed by legislative or regulatory action, possibly with retroactive effect. However, it is not possible to predict whether or when such action will occur and the effect of such potential changes is uncertain.

     Please refer to “Taxation in the United States” beginning on page PS-16 of the accompanying product supplement no. 1.

Supplemental Plan of Distribution

     The notes are being purchased by Natixis Securities North America Inc. (the agent) as principal, pursuant to a terms agreement dated as of the Trade Date between the agent and us. The agent has agreed to pay our out-of-pocket expenses in connection with the issuance of the notes.

     See “Supplemental plan of distribution” beginning on page PS-19 of the accompanying product supplement no. 1.

Description of Caterpillar Inc.

ISIN: US1491231015
Relevant Exchange: New York Stock Exchange

According to its publicly available documents, Caterpillar Inc. is a leader in construction and mining equipment, and diesel and natural gas engines and industrial gas turbines. Caterpillar Inc. operates in three principal lines of business: Machinery, Engines, and Financial Products. Machinery includes the design, manufacture, marketing and sales of construction, mining and forestry machinery. Engines includes the design, manufacture, marketing and sales of engines for Caterpillar machinery. Financial Products consist primarily of Caterpillar Financial Services Corporation (Cat Financial), Caterpillar Insurance Holdings, Inc. (Cat Insurance), Caterpillar Power Ventures Corporation (Cat Power Ventures) and their respective subsidiaries. Information filed with the SEC by Caterpillar Inc. under the Exchange Act can be located by reference to SEC file number 001-00768.

Historical Performance of Caterpillar Inc.

The following table sets forth the published intra-day high, low and closing prices of the Basket Stock since December 31, 2004. We obtained the information in the tables below from Bloomberg without independent verification

Period	High	Low	Period End
2005
First Quarter	$49.98	$44.90	$45.72
Second Quarter	$49.24	$47.66	$47.66
Third Quarter	$59.40	$47.65	$58.75
Fourth Quarter	$59.64	$48.92	$57.77
2006
First Quarter	$76.26	$57.80	$71.81
Second Quarter	$81.14	$66.32	$74.48
Third Quarter	$74.77	$62.77	$65.80
Fourth Quarter	$69.93	$59.00	$61.33
2007
First Quarter	$68.21	$58.17	$67.03
Second Quarter	$82.49	$66.35	$78.30
Third Quarter	$86.98	$72.64	$78.43
Fourth Quarter	$82.51	$67.83	$72.56
2008
First Quarter	$78.29	$62.47	$78.29
Second Quarter	$85.28	$73.75	$73.82
Third Quarter	$74.98	$59.60	$59.60
Fourth Quarter	$44.67	$32.78	$44.67
2009
First Quarter	$46.91	$22.17	$27.96
Second Quarter (through June 3, 2009)	$37.55	$35.46	$36.66

Table of Hypothetical Returns of Caterpillar Inc.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date based on an Initial Reference Level of $36.66 and a hypothetical Knock-In Level of $23.829. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the redemption Amount is paid in cash. The value is based on the Stock Weighting as a proportion of the $1,000.00 face amount.

Assumed Closing Price of Reference Shares on Determination Date (Caterpillar Inc.)	Value of Payment at Maturity	3 Monthly Interest Payments	3 Month Total Return
			$	%
Greater than: $36.66	$250.00	$10.63	$260.63	4.2500%
$36.66	$250.00	$10.63	$260.63	4.2500%
$32.38	$250.00	$10.63	$260.63	4.2500%
$28.11	$250.00	$10.63	$260.63	4.2500%
$23.84	$250.00	$10.63	$260.63	4.2500%

In the examples above, the price of the Basket Stock fluctuates over the term of the notes and never closes below the Knock-In Level.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date based on an Initial Reference Level of $36.66 and a hypothetical Knock-In Level of $23.829. In these examples, the Knock-In Level Trigger occurs during the life of the notes.

Assumed Closing Price of Reference Shares on Determination Date (Caterpillar Inc.)	Value of Payment at Maturity	3 Monthly Interest Payments	3 Month Total Return
			$	%
Greater than: $36.66	$250.00	$10.63	$260.63	4.250%
$36.66	$250.00	$10.63	$260.63	4.250%
$32.99	$225.00*	$10.63	$235.63	-5.750%
$29.33	$200.00*	$10.63	$210.63	-15.750%
$25.66	$175.00*	$10.63	$185.63	-25.750%
$17.60	$150.00*	$10.63	$160.63	-35.750%
$14.66	$125.00*	$10.63	$135.63	-45.750%
$7.04	$100.00*	$10.63	$110.63	-55.750%
$5.28	$75.00*	$10.63	$85.63	-65.750%
$1.41	$50.00*	$10.63	$60.63	-75.750%
$0.70	$25.00*	$10.63	$35.63	-85.750%
$0.00	$0.00	$10.63	$10.63	-95.750%

*Payable in Reference Shares of Caterpillar Inc.

Description of Freeport-McMoRan Copper & Gold, Inc.

ISIN: US35671D8570
Relevant Exchange: New York Stock Exchange

     According to its publicly available documents, Freeport-McMoRan Copper & Gold, Inc is one of the world’s largest copper, gold and molybdenum mining companies in terms of reserves and production. Its principal asset is the Grasberg minerals district in Papua, Indonesia, which based on the latest available reserve data provided by third-party industry consultants, contains the largest single recoverable copper reserve and the largest single gold reserve of any mine in the world. On March 19, 2007, Freeport-McMoRan Copper & Gold, Inc. acquired Phelps Dodge, a fully integrated producer of copper and molybdenum, with mines in North and South America, processing capabilities for other by-product minerals and several development projects. Information filed with the SEC by Freeport-McMoRan Copper & Gold Inc. under the Exchange Act can be located by reference to SEC file number 001-11307.

Historical Performance of Freeport-McMoRan Copper & Gold, Inc.

The following table sets forth the published intra-day high, low and closing prices of the Basket Stock since December 31, 2004. We obtained the information in the tables below from Bloomberg without independent verification

Period	High	Low	Period End
2005
First Quarter	$39.67	$34.77	$36.37
Second Quarter	$34.80	$33.31	$34.38
Third Quarter	$45.48	$34.83	$45.13
Fourth Quarter	$51.69	$41.81	$50.43
2006
First Quarter	$60.28	$45.32	$56.59
Second Quarter	$68.25	$42.09	$53.30
Third Quarter	$59.25	$48.58	$51.96
Fourth Quarter	$61.33	$47.84	$55.73
2007
First Quarter	$66.19	$50.49	$66.19
Second Quarter	$84.42	$66.73	$82.82
Third Quarter	$108.67	$73.07	$104.89
Fourth Quarter	$117.86	$89.28	$102.44
2008
First Quarter	$106.57	$77.30	$96.22
Second Quarter	$125.86	$97.63	$117.19
Third Quarter	$115.55	$53.22	$56.85
Fourth Quarter	$32.94	$16.80	$24.44
2009
First Quarter	$43.05	$22.14	$38.11
Second Quarter (through June 3, 2009)	$58.12	$53.66	$53.66

Table of Hypothetical Returns of Freeport-McMoRan Copper & Gold, Inc.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date based on an Initial Reference Level of $53.66 and a hypothetical Knock-In Level of $34.879. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the redemption Amount is paid in cash. The value is based on the Stock Weighting as a proportion of the $1,000.00 face amount.

Assumed Closing Price of Reference Shares on Determination Date (Freeport-McMoRan Copper & Gold, Inc.)	Value of Payment at Maturity	3 Monthly Interest Payments	3 Month Total Return
			$	%
Greater than: $53.66	$250.00	$10.63	$260.63	4.2500%
$53.66	$250.00	$10.63	$260.63	4.2500%
$47.40	$250.00	$10.63	$260.63	4.2500%
$41.14	$250.00	$10.63	$260.63	4.2500%
$34.89	$250.00	$10.63	$260.63	4.2500%

In the examples above, the price of the Basket Stock fluctuates over the term of the notes and never closes below the Knock-In Level.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date based on an Initial Reference Level of $53.66 and a hypothetical Knock-In Level of $34.879. In these examples, the Knock-In Level Trigger occurs during the life of the notes.

Assumed Closing Price of Reference Shares on Determination Date (Freeport-McMoRan Copper & Gold, Inc.)	Value of Payment at Maturity	3 Monthly Interest Payments	3 Month Total Return
			$	%
Greater than: $53.66	$250.00	$10.63	$260.63	4.250%
$53.66	$250.00	$10.63	$260.63	4.250%
$48.29	$225.00*	$10.63	$235.63	-5.750%
$42.93	$200.00*	$10.63	$210.63	-15.750%
$37.56	$175.00*	$10.63	$185.63	-25.750%
$25.76	$150.00*	$10.63	$160.63	-35.750%
$21.46	$125.00*	$10.63	$135.63	-45.750%
$10.30	$100.00*	$10.63	$110.63	-55.750%
$7.73	$75.00*	$10.63	$85.63	-65.750%
$2.06	$50.00*	$10.63	$60.63	-75.750%
$1.03	$25.00*	$10.63	$35.63	-85.750%
$0.00	$0.00	$10.63	$10.63	-95.750%

*Payable in Reference Shares of Freeport-McMoRan Copper & Gold, Inc.

Description of General Electric Company

ISIN: US3696041033
Relevant Exchange: New York Stock Exchange

According to its publicly available documents, General Electric Company is engaged in developing, manufacturing and marketing a wide variety of products for the generation, transmission, distribution, control and utilization of electricity. Its products include major appliances, lighting products, industrial automation products, medical diagnostic imaging systems, bioscience assays and separation technology products, electrical distribution and control equipment, locomotives, power generation and delivery products, nuclear power support services and fuel assemblies, commercial and military aircraft jet engines, chemicals and equipment for treatment of water and process systems, security equipment and system, and engineered materials, such as plastics. Information provided to or filed with the SEC by General Electric Company under the Exchange Act, can be located on the SEC’s website by reference to SEC file number 001-00035.

Historical Performance of General Electric Company

The following table sets forth the published intra-day high, low and closing prices of the Basket Stock since December 31, 2004. We obtained the information in the tables below from Bloomberg without independent verification

Period	High	Low	Period End
2005
First Quarter	$36.22	$35.37	$36.06
Second Quarter	$35.15	$34.61	$34.65
Third Quarter	$35.63	$33.14	$33.67
Fourth Quarter	$36.20	$32.68	$35.05
2006
First Quarter	$35.47	$32.31	$34.78
Second Quarter	$35.16	$32.88	$32.96
Third Quarter	$35.48	$32.11	$35.30
Fourth Quarter	$38.15	$34.71	$37.21
2007
First Quarter	$38.11	$34.09	$35.36
Second Quarter	$39.29	$34.76	$38.28
Third Quarter	$41.77	$36.90	$41.40
Fourth Quarter	$42.12	$36.25	$37.07
2008
First Quarter	$37.49	$31.70	$37.01
Second Quarter	$38.43	$26.26	$26.69
Third Quarter	$29.95	$23.10	$25.50
Fourth Quarter	$20.77	$12.84	$16.20
2009
First Quarter	$17.07	$6.66	$10.11
Second Quarter (through June 3, 2009)	$13.86	$13.48	$13.50

Table of Hypothetical Returns of General Electric Company

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date based on an Initial Reference Level of $13.5 and a hypothetical Knock-In Level of $8.775. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the redemption Amount is paid in cash. The value is based on the Stock Weighting as a proportion of the $1,000.00 face amount.

Assumed Closing Price of Reference Shares on Determination Date (General Electric Company)	Value of Payment at Maturity	3 Monthly Interest Payments	3 Month Total Return
			$	%
Greater than: $13.50	$250.00	$10.63	$260.63	4.2500%
$13.50	$250.00	$10.63	$260.63	4.2500%
$11.93	$250.00	$10.63	$260.63	4.2500%
$10.35	$250.00	$10.63	$260.63	4.2500%
$8.79	$250.00	$10.63	$260.63	4.2500%

In the examples above, the price of the Basket Stock fluctuates over the term of the notes and never closes below the Knock-In Level.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date based on an Initial Reference Level of $13.50 and a hypothetical Knock-In Level of $8.775. In these examples, the Knock-In Level Trigger occurs during the life of the notes.

Assumed Closing Price of Reference Shares on Determination Date (General Electric Company)	Value of Payment at Maturity	3 Monthly Interest Payments	3 Month Total Return
			$	%
Greater than: $13.50	$250.00	$10.63	$260.63	4.250%
$13.50	$250.00	$10.63	$260.63	4.250%
$12.15	$225.00*	$10.63	$235.63	-5.750%
$10.80	$200.00*	$10.63	$210.63	-15.750%
$9.45	$175.00*	$10.63	$185.63	-25.750%
$6.48	$150.00*	$10.63	$160.63	-35.750%
$5.40	$125.00*	$10.63	$135.63	-45.750%
$2.59	$100.00*	$10.63	$110.63	-55.750%
$1.94	$75.00*	$10.63	$85.63	-65.750%
$0.52	$50.00*	$10.63	$60.63	-75.750%
$0.26	$25.00*	$10.63	$35.63	-85.750%
$0.00	$0.00	$10.63	$10.63	-95.750%

*Payable in Reference Shares of General Electric Company

Description of Wells Fargo & Company

ISIN: US9497461015
Relevant Exchange: New York Stock Exchange

According to its publicly available documents, Wells Fargo & Company is a financial holding company and a bank holding company. The Company is a diversified financial services company providing retail, commercial and corporate banking services through banking stores located in 39 states and the District of Columbia. The Company provides other financial services through subsidiaries engaged in various businesses, principally wholesale banking, mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance agency and brokerage services, computer and data processing services, trust services, investment advisory services, mortgage-backed securities servicing and venture capital investment. The Company operates in three segments: Community Banking, Wholesale Banking and Wells Fargo Financial. On December 31, 2008, Wells Fargo acquired Wachovia Corporation. Information filed with the SEC by Caterpillar Inc. under the Exchange Act can be located by reference to SEC file number 001-2979.

Historical Performance of Wells Fargo & Company

The following table sets forth the published intra-day high, low and closing prices of the Basket Stock since December 31, 2004. We obtained the information in the tables below from Bloomberg without independent verification

Period	High	Low	Period End
2005
First Quarter	$30.40	$29.19	$29.90
Second Quarter	$30.97	$30.30	$30.79
Third Quarter	$31.44	$29.06	$29.29
Fourth Quarter	$32.17	$28.89	$31.42
2006
First Quarter	$32.69	$30.52	$31.94
Second Quarter	$34.64	$32.17	$33.54
Third Quarter	$36.50	$33.44	$36.18
Fourth Quarter	$36.81	$35.11	$35.56
2007
First Quarter	$36.56	$33.47	$34.43
Second Quarter	$36.42	$34.01	$35.17
Third Quarter	$37.37	$32.81	$35.62
Fourth Quarter	$37.47	$29.49	$30.19
2008
First Quarter	$34.08	$25.48	$29.10
Second Quarter	$31.49	$23.75	$23.75
Third Quarter	$39.80	$20.51	$37.53
Fourth Quarter	$35.11	$21.76	$29.48
2009
First Quarter	$30.00	$8.12	$14.24
Second Quarter (through June 3, 2009)	$25.50	$24.13	$24.13

Table of Hypothetical Returns of Wells Fargo & Company

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date based on an Initial Reference Level of $24.13 and a hypothetical Knock-In Level of $15.6845. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the redemption Amount is paid in cash. The value is based on the Stock Weighting as a proportion of the $1,000.00 face amount.

Assumed Closing Price of Reference Shares on Determination Date (Wells Fargo & Company)	Value of Payment at Maturity	3 Monthly Interest Payments	3 Month Total Return
			$	%
Greater than: $24.13	$250.00	$10.63	$260.63	4.2500%
$24.13	$250.00	$10.63	$260.63	4.2500%
$21.31	$250.00	$10.63	$260.63	4.2500%
$18.50	$250.00	$10.63	$260.63	4.2500%
$15.69	$250.00	$10.63	$260.63	4.2500%

In the examples above, the price of the Basket Stock fluctuates over the term of the notes and never closes below the Knock-In Level.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date based on an Initial Reference Level of $24.13 and a hypothetical Knock-In Level of $15.6845. In these examples, the Knock-In Level Trigger occurs during the life of the notes.

Assumed Closing Price of Reference Shares on Determination Date (Wells Fargo & Company)	Value of Payment at Maturity	3 Monthly Interest Payments	3 Month Total Return
			$	%
Greater than: $24.13	$250.00	$10.63	$260.63	4.250%
$24.13	$250.00	$10.63	$260.63	4.250%
$21.72	$225.00*	$10.63	$235.63	-5.750%
$19.30	$200.00*	$10.63	$210.63	-15.750%
$16.89	$175.00*	$10.63	$185.63	-25.750%
$11.58	$150.00*	$10.63	$160.63	-35.750%
$9.65	$125.00*	$10.63	$135.63	-45.750%
$4.63	$100.00*	$10.63	$110.63	-55.750%
$3.47	$75.00*	$10.63	$85.63	-65.750%
$0.93	$50.00*	$10.63	$60.63	-75.750%
$0.46	$25.00*	$10.63	$35.63	-85.750%
$0.00	$0.00	$10.63	$10.63	-95.750%

*Payable in Reference Shares of Wells Fargo & Company

Hypothetical Summary

The examples set forth below are for illustration purposes only. All examples assume an initial investment of $1,000.00, that the notes are linked to four (4) Basket Stocks (and, therefore, that there are four bundled Reverse Convertibles), that each Basket Stock has an equal weighting, that no market disruption event has occurred and that the Knock-In Level for each Basket Stock is 65.00% .

The first column is the name of the Basket Stock. The second and third columns are the Initial and Final Reference Levels of the Basket Stock. The fourth column is the Knock-In Price of the Basket Stock. The fifth column indicates whether a Basket Stock has breached its Knock-In Price during the life of the notes and has a Final Reference Level that is less than the Initial Reference Level on the Determination Date, such that it is an Affected Basket Stock. The sixth column indicates how much, if any, of the $1,000.00 principal amount in cash is returned with respect to that Basket Stock. If the Basket Stock has breached its Knock-in Price but its Final Reference Level is equal to or greater than the Initial Reference Level on the Determination Date, then it is not an Affected Basket Stock despite the fact that it breached its Knock-in Price at some point during the life of the notes. Lastly, the seventh column indicates how many, if any, shares of a Basket Stock are delivered in lieu of $250.00 principal amount as a result of being an Affected Basket Stock.

The Initial and Final Reference Levels of the Basket Stocks used to illustrate the calculation of the hypothetical payouts at maturity in these sample calculations are not estimates or forecasts of the Initial and Final Reference Levels of the Basket Stocks on which the calculation of the any actual payments under these notes will depend.

Example 1 -- This example illustrates the payout at maturity of the Bundled Reverse Convertible Notes where none of the Basket Stocks are Affected Basket Stocks because none have breached their respective Knock-In Prices.

Column 1	Column 2	Column 3	Column 4	Column 5	Column 6	Column 7
					Payout at Maturity
Underlying Basket Stock	Initial Reference Level	Final Reference Level	Knock-In Price	Affected Basket Stock?	Cash Redemption Amount	Share Redemption Amount
Stock A	$100.00	$98.00	$75.00	No	$250.00	0
Stock B	$105.00	$81.00	$78.75	No	$250.00	0
Stock C	$90.00	$85.00	$67.50	No	$250.00	0
Stock D	$80.00	$102.00	$60.00	No	$250.00	0
Total Cash Received at Maturity					$1,000.00

Aggregate Redemption Payment at Maturity per $1,000.00 principal amount = $1,000.00

Since none of the Basket Stocks breached their respective Knock-In Prices, none became an Affected Basket Stock and, at maturity, an investor will receive back the entire $1,000 of principal amount.

Example 2 -- This example illustrates the payout at maturity of the Bundled Reverse Convertible Notes where some of the Basket Stocks are Affected Basket Stocks because they have breached their respective Knock-In Prices, while other Basket Stocks are not Affected Basket Stocks.

Column 1	Column 2	Column 3	Column 4	Column 5	Column 6	Column 7
					Payout at Maturity
Underlying Basket Stock	Initial Reference Level	Final Reference Level	Knock-In Price	Affected Basket Stock?	Cash Redemption Amount	Share Redemption Amount
Stock A	$100.00	$74.00	$75.00	Yes	$0	2.5000
Stock B	$105.00	$81.00	$78.75	No	$250.00	0
Stock C	$90.00	$85.00	$67.50	No	$250.00	0
Stock D	$80.00	$54.00	$60.00	Yes	$0	3.1250
Total Cash Received at Maturity					$500.00

Aggregate Redemption Payment at Maturity per $1,000.00 principal amount = $500.00 in cash (return of principal) + a number of shares of each of Stock A and Stock D (fractional shares paid in cash).

Since two (2) Basket Stocks are Affected Basket Stocks because they breached their Knock-in Price at some point between the Trade Date and the Determination Date and their Final Reference Levels were not equal to or greater than their Initial Reference Levels on the Determination Date, but not with the remaining two (2), at maturity, in lieu of receiving the full $1,000.00 of principal amount, an investor will receive $500.00 of principal amount in cash (relating to the Basket Stocks with respect to which a Knock-In Level Trigger has not occurred) plus a number of shares of each of the two Affected Basket Stocks. Fractional shares will be paid in cash.

Example 3 -- This example illustrates the payout at maturity of the Bundled Reverse Convertible Notes where all the Basket Stocks are Affected Basket Stocks because a Knock-In Level Trigger has occurred with respect to each of them.

Column 1	Column 2	Column 3	Column 4	Column 5	Column 6	Column 7
					Payout at Maturity
Underlying Basket Stock	Initial Reference Level	Final Reference Level	Knock-In Price	Affected Basket Stock?	Cash Redemption Amount	Share Redemption Amount
Stock A	$100.00	$70.00	$75.00	Yes	$0	2.5000
Stock B	$105.00	$68.00	$78.75	Yes	$0	2.3810
Stock C	$90.00	$65.00	$67.50	Yes	$0	2.7778
Stock D	$80.00	$54.00	$60.00	Yes	$0	3.1250
Total Cash Received at Maturity					$0.00

Aggregate Redemption Payment at Maturity per $1,000.00 principal amount = a number of shares of each of the four (4) Affected Basket Stocks (fractional shares paid in cash).

Since a Knock-In Level Trigger occurred with respect to each and every one of the Affected Basket Stocks and the Final Reference Level of each of them was less than the Initial Reference Level on the Determination Date, at maturity, in lieu of receiving any of the $1,000.00 of principal amount, an investor will receive a number of shares of each of the Affected Basket Stocks. Fractional shares will be paid in cash.